UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 28, 2010

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2010, China Agritech, Inc. (the “Company”) entered into a proprietary technology license agreement with Yu Chang, Chairman, CEO and President of the Company, pursuant to which Mr. Chang granted the Company and all of its subsidiaries an exclusive royalty-free license to use the proprietary technology to manufacture the Tailong and Green Vitality organic liquid compound fertilizers.  This agreement supersedes the prior license agreements for the proprietary technology between the Company and Mr. Chang.  Pursuant to the terms of the agreement, the Company will own the rights to any  improvements made by it to the proprietary technology.

The License Agreement has an initial term of three years with an automatic three year renewal.

Item 9.01. Financial Statements and Exhibits.

Exhibits No.	Description

10.1	Proprietary Technology License Agreement dated April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: April 28, 2010	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

No.	Description

10.1	Proprietary Technology License Agreement dated April 28, 2010